UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 14, 2023

EOS ENERGY ENTERPRISES, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-39291	84-4290188
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3920 Park Avenue

Edison, New Jersey 08820

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (732) 225-8400

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001 per share	EOSE	The Nasdaq Stock Market LLC
Warrants, each exercisable for one share of common stock	EOSEW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On December 14, 2023, Eos Energy Enterprises, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated as representatives of the several underwriters named therein (collectively, the “Underwriters”), relating to an underwritten public offering (the “Offering”) of 34,482,759 common shares (the “Shares”) of the Company’s common stock , par value $0.0001 per share (the “Common Stock”) and 34,482,759 warrants (the “Warrants”) to purchase up to an aggregate of 34,482,759 shares of Common Stock (the “Warrant Shares”), at a combined public offering price of $1.45 per Share and accompanying Warrant. The Warrants have an exercise price of $1.60 per share, are immediately exercisable and expire five years from the date of issuance. After underwriting discounts and commissions, the Company expects to receive net proceeds from the Offering of approximately $47.5 million.

The Shares, Warrants, and Warrant Shares issuable upon the exercise of the Warrants will be issued pursuant to the Company’s shelf registration statement on Form S-3 (Registration Statement No. 333-275863) previously filed with the Securities and Exchange Commission (the “Commission”) and declared effective by the Commission on December 10, 2023. A preliminary prospectus supplement and the accompanying prospectus relating to the Offering have been filed with the Commission. The Offering is expected to close on or about December 19, 2023, subject to satisfaction of customary closing conditions.

The Underwriting Agreement contains customary representations and warranties, agreements and obligations, conditions to closing and termination provisions. The Underwriting Agreement provides for indemnification by the Underwriters of the Company, its directors and certain of its executive officers, and by the Company of the Underwriters, for certain liabilities, including liabilities arising under the Securities Act of 1933, as amended, and affords certain rights of contribution with respect thereto. The foregoing descriptions of the Underwriting Agreement and Warrants are qualified in their entirety by reference to the Underwriting Agreement and form of Warrant, which are attached hereto as Exhibits 1.1 and 4.1, respectively, to this Current Report on Form 8-K (the “Report”).

Item 7.01 Regulation FD.

On December 14, 2023, the Company issued a press release announcing the commencement of the Offering. A copy of the press release is attached as Exhibit 99.1 to this Report and is hereby incorporated by reference herein.

On December 14, 2023, the Company issued a press release announcing the pricing of the Offering. A copy of the press release is attached as Exhibit 99.2 to this Report and is hereby incorporated by reference herein.

The information furnished under this Item 7.01 and in the accompanying Exhibits 99.1 and 99.2 shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act regardless of any general incorporation language in such filing, unless expressly incorporated by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
1.1	Underwriting Agreement dated December 14, 2023 between the Company and Cowen and Company, LLC and Stifel, Nicolaus & Company, Incorporated as Representatives of the Several Underwriters*
4.1	Form of Common Stock Purchase Warrant
5.1	Opinion of Haynes and Boone, LLP
23.1	Consent of Haynes and Boone, LLP (contained in Exhibit 5.1)
99.1	Press Release issued December 14, 2023 (furnished pursuant to Item 7.01)
99.2	Pricing Press Release issued December 14, 2023 (furnished pursuant to Item 7.01)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

*	Certain schedules and exhibits to this agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted exhibit or schedule will be furnished supplementally to the SEC or its staff upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EOS ENERGY ENTERPRISES, INC.

Dated: December 15, 2023	By:	/s/ Nathan Kroeker
		Name:	Nathan Kroeker
		Title:	Chief Financial Officer

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